EXHIBIT 10.11

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into on             , 2004, by and between eCost.com, Inc., a Delaware corporation (“eCost”), and Frank F. Khulusi (the “Stockholder”).

WHEREAS, eCost is currently a subsidiary of PC Mall, Inc., a Delaware corporation (“PC Mall”);

WHEREAS, eCost is considering an initial public offering of its Common Stock (“IPO”);

WHEREAS, PC Mall will own not less than eighty percent (80%) of the issued and outstanding shares of eCost’s common stock (the “Retained Shares”) following the IPO;

WHEREAS, subject to the terms and conditions set forth in that certain Master Separation and Distribution Agreement (the “Master Separation and Distribution Agreement”), by and between PC Mall and eCost, dated as of the date hereof, PC Mall intends to distribute to its stockholders, approximately six months following the closing of the IPO, all of the Retained Shares in a tax-free distribution (the “Distribution”); and

WHEREAS, the Stockholder currently owns an aggregate of [                ] of the issued and outstanding shares of PC Mall’s common stock, constituting approximately [            ] percent (    %) of the issued and outstanding shares of PC Mall’s common stock and, accordingly, based on that ownership, would be entitled to receive approximately                  (    %) of the Retained Shares in the Distribution; and

WHEREAS, eCost and the Stockholder desire to establish terms and conditions for the registration for public resale after the Distribution of the Stockholder’s Retained Shares.

NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

Section 1. Definitions.

The following terms shall have the following meanings unless the context otherwise indicates:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Business Day” means a day on which The Nasdaq Stock Market is open for business.

“Demand Registration” means registration under the Act pursuant to a Registration Request given under Section 2 hereof.

“Indemnified Persons” shall have the meaning given in Section 9 hereof.

“Maximum Amount” shall have the meaning given in Section 6 hereof.

“NASDAQ” means the Nasdaq National Market of The Nasdaq Stock Market.

“Piggyback Registration” means registration under the Act pursuant to Section 3 hereof.

“Piggyback Request” means a written request to eCost pursuant to Section 3 hereof for the registration of Registrable Shares pursuant to the Act.

“Priority” shall have the meaning given in Section 6 hereof.

“Registration Expenses” shall have the meaning given in Section 5 hereof.

“Registration Request” means a written request to eCost pursuant to Section 2 hereof for Demand Registration of Registrable Shares pursuant to the Act.

“Registrable Shares” means all Shares received by the Stockholder in the Distribution, including any Shares issuable upon exercise of options to purchase eCost common stock received in the Distribution, such number to be equitably adjusted in the event of a stock split, stock dividend, combination or reclassification of Shares.

“Selling Expenses” shall have the meaning given in Section 5 hereof.

“Stockholder” shall have the meaning given in the heading of this Agreement.

“Shares” means shares of the Common Stock, $0.001 par value, of eCost.

“SEC” means the Securities and Exchange Commission.

Section 2. Demand Registration.

(a) At any time at least one hundred eighty (180) days following the Distribution, the Stockholder may submit a Registration Request for Demand Registration covering all or part of his Registrable Shares, which request must request registration of at least                  (        ) Shares. The Registration Request shall state the number of Registrable Shares to be registered and the intended plan of distribution thereof. eCost shall be obligated to register Registrable Shares pursuant to this Section 2 on a total of only two (2) occasions. A request withdrawn pursuant to Subsection 2(c) hereof or deemed to be a Piggyback Registration pursuant to Subsection 2(d) hereof shall be ignored for this purpose. eCost shall be deemed to have satisfied its obligation under this Section 2 with respect to a Registration Request if a registration statement filed pursuant to a Registration Request becomes effective under the Act and remains effective for the period required hereby, or if the failure of such a registration statement to become or remain effective results primarily from any action or inaction of the Stockholder.

Subject to the conditions and limitations of Section 4 hereof, eCost will use commercially reasonable efforts to file a registration statement under the Act registering the Registrable Shares covered by a Registration Request within forty-five (45) days after it receives such Registration Request unless such Registration Request is withdrawn as permitted by Subsection 2(c) hereof.

(b) The right to Demand Registration is subject to the procedures in Section 4 hereof and the following additional conditions and limitations:

(i) Any individual Stockholder joining a Registration Request may withdraw such Stockholder’s Registrable Shares from the Registration Request at any time prior to the time the registration statement becomes effective, provided that eCost may ignore a notice of withdrawal made within twenty-four (24) hours of the time the registration statement becomes effective. Following such a withdrawal, eCost shall not take any further action to register the withdrawn Registrable Shares, and shall not be obligated to register any Registrable Shares if the number of non-withdrawn Registrable Shares is less than              (        ) Shares. However, except as otherwise provided in Subsection 2(c) or (d) hereof, a Registration Request, once made, shall count as having been made for purposes of Subsection 2(a), unless it is withdrawn by all Stockholder making such request within fifteen (15) days after having been made or it is withdrawn before eCost devotes any significant efforts to the preparation of the registration statement.

(ii) Unless otherwise agreed to by eCost, any Demand Registration must relate to a firm commitment underwriting for which the managing underwriter shall be reasonably satisfactory to eCost (such satisfaction not to be withheld unreasonably) or a non-underwritten offering on a “shelf” basis in accordance with Rule 415 under the Act.

(iii) eCost shall be permitted to use any registration form available to it for the registration of Registrable Shares, and shall not be obligated to include in the prospectus any information that may be incorporated by reference or that is not required to be included therein by the applicable registration form.

(iv) No Registration Request may be made by a Stockholder if the amount of shares proposed to be sold could be sold by such Stockholder without limitation under Rule 144 under the Act.

(c) Notwithstanding the foregoing, if eCost is aware at the time it receives a Registration Request that a registered public sale of Shares is being contemplated or is in the process of being prepared (except as provided in Section 7 hereof), it will notify the Stockholder of the relevant facts, and any Stockholder who joined such Registration Request shall have the right to withdraw the request by written notice given to eCost within ten (10) days after eCost’s notice under this Subsection 2(c), in which case such Registration Request will be deemed not to have been made for purposes of Subsection 2(a).

(d) For an additional ninety (90) days following the date on which the Stockholder may first submit a Registration Request for Demand Registration, eCost will be entitled to include Shares in any Demand Registration and to reduce the number of Shares to be sold by the Stockholder thereunder to a minimum of twenty percent (20%), collectively, of the total offering plus any underwriters’ over-allotment option. If, as a result of this cutback procedure, the number of Shares sold by the Stockholder in such offering constitutes less than the number of Shares requested to be registered by the Stockholder, the registration would be treated as a Piggyback Registration under Section 3 below, and a Registration Request will be deemed not to have been made for purposes of Subsection 2(a) hereof.

Section 3. Piggyback Registration. If at any time following the Distribution eCost proposes to register any Shares under the Act for sale to the public by eCost or any other person (except as provided in Section 7 hereof), eCost shall, not less than fifteen (15) days prior to the proposed date of filing of a registration statement under the Act, give written notice to the Stockholder of its intention to do so. A Piggyback Request from any such Stockholder shall state the number of Registrable Shares to be registered and the intended plan of distribution thereof. If eCost receives a Piggyback Request from any Stockholder given within fifteen (15) days after eCost’s notice under this Section 3, eCost, subject to the conditions and limitations of Section 4 hereof, will use commercially reasonable efforts to cause the Registrable Shares covered by Piggyback Request to be so registered under the Act in the proposed registration statement if the proposed registration statement becomes effective, but eCost shall have no obligation to cause, or use any efforts to cause, any such registration statement to become effective. Registrable Shares covered by a Piggyback Request shall be sold pursuant to the same plan of distribution that applies to the majority of the other Shares covered by such registration statement, except to the extent that eCost otherwise agrees in writing. The rights to Piggyback Registration granted by this Section 3 may be exercised an unlimited number of occasions following the Distribution. No Piggyback Request may be made by a Stockholder if the amount of Shares proposed to be sold could be sold by such Stockholder without limitation under Rule 144 under the Act.

Section 4. Registration Procedures.

(a) If eCost is required by the provisions of Section 2 to effect Demand Registration of any Registrable Shares, eCost will promptly:

(i) To the extent required by Section 2, prepare and file with the SEC a registration statement (which shall be on Form S-3, unless eCost does not qualify for use of Form S-3 in such registration, in which case such registration statement shall be on any other available form selected by eCost) with respect to such Registrable Shares and thereafter use commercially reasonable efforts to cause such registration statement to become effective promptly.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of one hundred twenty (120) days (excluding any days during which the right to sell shares is suspended pursuant to Subsection 4(b) hereof) or such lesser period as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the plan of distribution set forth in such registration statement;

(iii) Comply with Rule 424 under the Act relating to filing of prospectuses and furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale of the Registrable Shares covered by such registration statement;

(iv) If the offering is to be underwritten, eCost and the Stockholder shall enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions as are satisfactory to eCost and the Stockholder (such satisfaction not to be withheld unreasonably), and as are customary in the securities business for such an arrangement between such underwriter, such seller and corporations of eCost’s size and investment stature and eCost shall take such other actions as the Stockholder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(v) Furnish, at the request of the Stockholder, on the date that the underwriting agreement is signed and on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion of counsel representing eCost for the purposes of such registration, dated such dates, respectively, addressed to the underwriters and to the Stockholder, stating that such registration statement has become effective under the Act and that (I) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and (II) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Act (except that such counsel need not express any opinion as to the financial statements or any other financial statements, notes thereto and related schedules and other financial and statistical data contained or incorporated by reference therein), and (III) to such other effects as reasonably may be requested by counsel for the underwriters or by the Stockholder or their respective counsel, and (B) a “comfort letter” in customary form dated such dates from the independent public accountants retained by eCost, addressed to the underwriters and to the Stockholder, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of eCost included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters as are customary to cover in such a letter (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration statement in respect of which such letter is being given as such underwriters reasonably may request;

(vi) Upon receipt of such confidentiality agreements as eCost may reasonably request, make available for inspection by the Stockholder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of eCost, and cause eCost officers, directors and employees to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement, in each case in order to confirm disclosures contained in the registration statement or incorporated therein by reference;

(vii) Give the Stockholder two (2) days’ advance notice of its anticipated filing date of the registration statement and amendments thereto;

(viii) Use commercially reasonable efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholder thereof to consummate the disposition of such Registrable Shares;

(ix) Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable no later than the date the Form 10-Q or Form 10-K, as the case may be, covering the fourth fiscal quarter of eCost commencing after the effective date of the registration statement, is required to be filed with the SEC, an earnings statement covering the period of at least twelve (12) consecutive months beginning with the first day of eCost’s first calendar quarter commencing after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(x) Provide a transfer agent and registrar, which may be the same entity as the transfer agent, for all the Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(xi) Permit any Stockholder who, in the sole judgment of such Stockholder, exercised in good faith, might be deemed to be a controlling person of eCost, to participate through counsel reasonably acceptable to eCost in the preparation of such registration statement and, if specifically requested by such counsel, in discussions between eCost and the SEC or its staff with respect to such registration statement, and to include in such registration statement material, furnished to eCost in writing, which in the written opinion of such counsel is necessary to include in order to avoid potential liability for such Stockholder;

(xii) Use commercially reasonable efforts to cause all such Registrable Shares covered by such registration statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by eCost are then listed or quoted, if the listing or quoting of such Registrable Shares is then permitted under the rules of such exchange;

(xiii) If there is a stop order relating to or suspension of the effectiveness of the registration statement, use commercially reasonable efforts to have the stop order or suspension of effectiveness withdrawn as promptly as practicable;

(xiv) Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Registrable Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of eCost commencing after the effective date of the registration statement, which statements shall cover such twelve (12) month period; and

(xv) Use commercially reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registrable Shares or the managing underwriter reasonably shall request; provided, however, that eCost shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process or taxation in any such jurisdiction.

(b) Notwithstanding the foregoing, eCost may delay filing a registration statement otherwise required to be filed pursuant to this Agreement and may withhold efforts to cause a registration statement covering Registrable Shares to become effective, for up to 60 days in the aggregate during any 12-month period, if eCost determines in good faith that such registration statement might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by eCost (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of eCost’s stockholders. If, after a registration statement becomes effective, eCost notifies the holders of Registrable Shares covered by such registration statement that eCost considers it appropriate for the registration statement to be amended or supplemented, the holders of such Registrable Shares shall suspend any further sales of their Registrable Shares until eCost advises them that the registration statement has been amended or supplemented. eCost may give such advice if there exists at any time material non-public information relating to eCost that, in the reasonable opinion of eCost’s Board of Directors, would be prejudicial to eCost or its stockholders to disclosed at that time. eCost agrees with the Stockholder that it will use commercially reasonable efforts to amend or supplement the registration statement, as required to permit sales of the Registrable Shares covered thereby to resume within ninety (90) days as promptly as is practicable after it has given the notice referred to in the preceding sentence. The ninety (90)-day time period referred to in Subsection 4(a)(ii) hereof during which the registration statement must be kept current after its effective date shall be extended for an additional number of Business Days equal to the number of Business Days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will eCost be required to update the registration statement after the date that its obligation to register Registrable Shares terminates pursuant to Section 8 hereof.

(c) The provisions of Subsections 4(a)(iii), (iv) and (vii) and 4(b) (except that eCost will have no obligation to amend or supplement the registration statement), and 4(d) hereof shall also apply to Piggyback Registrations pursuant to Section 3 hereof.

(d) In connection with each registration hereunder, the Stockholder will (i) furnish promptly to eCost in writing such information with respect to themselves and the proposed distribution by the Stockholder as reasonably shall be requested by eCost in order to assure compliance with federal and applicable state securities laws, and (ii) comply with all applicable rules promulgated by the SEC or any securities exchange (including NASDAQ).

(e) Before filing a registration statement covering Registrable Shares, a prospectus constituting a part thereof or amendments or supplements thereto, shall be furnished to counsel for the Stockholder, including in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the approval of such counsel in the exercise of such counsels’ reasonable judgment.

(f) If any registration statement covering Registrable Shares refers to any Stockholder by name or otherwise as the holder of any securities of eCost, then such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to eCost

(such satisfaction not to be withheld unreasonably), to the effect that such Stockholder’s holding of Shares is not to be construed as a recommendation by such Stockholder of the investment quality of the Shares covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of eCost, or (ii) in the event that such reference to such Stockholder by name or otherwise is not in the judgment of eCost, as advised by counsel, required by the Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Stockholder.

Section 5. Expenses.

(a) All expenses incurred by eCost in complying with Section 2 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for eCost, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registrable Shares being registered are called “Selling Expenses.” eCost will pay all Registration Expenses, to a maximum of $200,000 for the first Demand Registration and a maximum of $100,000 for the second Demand Registration. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of Registrable Shares sold by each unless they otherwise agree among themselves.

(b) All expenses incurred by eCost in complying with Section 3 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for eCost, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registrable Shares being registered are called “Selling Expenses.” eCost will pay all Registration Expenses. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of Registrable Shares sold by each unless they otherwise agree among themselves.

Section 6. Marketing Arrangements

(a) Except as otherwise provided in Section 2(d), (i) any Stockholder requests registration of Registrable Shares, (ii) the offering proposed to be made is to be an underwritten public offering, and (iii) the managing underwriter of such public offering furnishes a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the “Maximum Amount”) (as specified in such opinion) which can be marketed at a price reasonably related to the then-current market value of such securities (or the anticipated market price, if no trading market then exists) and without materially and adversely affecting such offering or the trading market for Shares, then eCost and each Stockholder desiring to register his Shares by such registration shall have a right to participate in such offering in the following order of priority (a “Priority”) until the number of Shares included in the offering reaches the Maximum Amount, and no additional Shares will be included in the registration statement:

First Priority shall be to eCost for Shares to be sold for the account of eCost, except to the extent that Shares (i) are registered pursuant to a Registration Request for Demand Registration pursuant to Section 2 hereof and (ii) do not qualify for the priority provisions of Section 2(d), in which case the Second Priority shall be followed.

Second Priority shall be to a Stockholder who has made a Registration Request for Demand Registration pursuant to Section 2 hereof (subject to the cutback provisions of Section 2(d)).

Third Priority shall be to eCost for Shares to be sold for the account of eCost that do not qualify for First Priority.

Fourth Priority shall be to holders of Shares who have a contractual right granted to such holders prior to the date hereof to have Shares registered pursuant to a registration statement initiated on their request or demand on terms comparable to Section 2 hereof.

Fifth Priority shall be to holders of Shares who have a contractual right granted to such holder on or prior to the date hereof to have their Shares registered pursuant to piggyback or incidental rights on terms comparable to Section 3 hereof (in a registration statement that such holders do not have a right to initiate), including a Stockholder who has Piggyback Rights under this Agreement.

Sixth Priority shall be to all other holders of Shares in any sequence that may be agreed upon among the holders of such Shares and/or eCost.

To the extent that some but not all of the Shares owned by persons within any of the Priorities listed above are not included within the Maximum Amount, the Shares to be included in the registration statement shall be allocated pro rata to holders in such Priority in proportion to the respective numbers of Shares each such person in such Priority wishes to include in the registration statement.

(b) eCost represents and warrants that it has not granted any registration rights or entered into any agreements obligating it to register any of its securities under the Act that are inconsistent with the foregoing priorities.

(c) eCost agrees that it will not incur any future obligations to register Shares under the Act that are inconsistent with the Priorities in this Section 6.

Section 7. Exceptions to eCost’s Obligations. The right to Demand Registration and Piggyback Registration shall not apply if, in the opinion of counsel for eCost, such registration would jeopardize the tax-free status of the Distribution. In addition, the right to Piggyback Registration and the provisions of Subsection 2(c) hereof shall not apply, unless eCost otherwise agrees in writing, to any registration statement:

(a) To be filed on a registration form which is unavailable for the registration of Registrable Shares;

(b) Relating primarily to Shares to be offered pursuant to (i) an employee benefit plan, or (ii) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature);

(c) Relating to Shares to be issued in the acquisition of another business, through a merger, consolidation, exchange of securities or otherwise;

(d) Relating to eCost securities to be issued for a consideration other than solely cash;

(e) Relating to eCost securities to be offered primarily to existing security holders of eCost, through a “rights offering” or otherwise;

(f) Relating primarily to eCost securities to be issued on the exercise of options, warrants and similar rights, or on the conversion or exchange of other securities, issued by eCost or any other person;

(g) Relating primarily to debt securities of eCost, including debt securities that are convertible or exchangeable for equity securities of eCost; or

(h) That may become effective automatically upon filing with the SEC pursuant to Rule 462 under the Act or otherwise.

Section 8. Termination of Registration Rights. Notwithstanding the foregoing provisions, eCost’s obligation to register Registrable Shares under this Agreement shall terminate as to any particular Registrable Shares (a) on the fifth anniversary date of the Distribution, (b) when such Registrable Shares have been sold in an offering registered under the Act or in a sale exempt from registration under the Act, (c) when such Registrable Shares shall have been effectively registered under the Act for a period of at least ninety (90) days, or (d) when a written opinion, to the effect that such Registrable Shares may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for eCost which counsel is reasonably acceptable to the owner of such Registrable Shares (which satisfaction shall not be withheld unreasonably).

Section 9. Indemnification.

(a) In the event of any registration of Registrable Shares under the Act pursuant to this Agreement, eCost will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Shares covered by such registration statement, each person or entity that participates as an underwriter or qualified independent underwriter/pricer (“independent underwriter”), if any, in the offering or sale of such securities, each officer, director or partner of such underwriter or independent underwriter, and each other person, if any, who controls such seller or any such underwriter within the meaning of the Act (collectively, the “Indemnified Persons”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement effected with

eCost’s consent, which consent shall not be unreasonably withheld) to which such Indemnified Persons may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which Registrable Shares were registered under the Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if eCost shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by eCost of any federal or state rule or regulation applicable to eCost and relating to action required of or inaction by eCost in connection with any such registration. eCost will reimburse Indemnified Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding the foregoing, eCost shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to eCost by or on behalf of any such Indemnified Person, for use in the preparation of the registration statement or (ii) the failure of any such Indemnified Person to comply with any legal requirement applicable to any such Indemnified Person to deliver a copy of a prospectus or any supplements or amendments thereto after eCost has made such documents available to such persons, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of Registrable Shares by such seller.

(b) eCost, as a condition to including any Registrable Shares in any registration statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Shares and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection 9(a)) eCost and its directors and officers and each person controlling eCost within the meaning of the Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling persons with respect to any statement or alleged statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to eCost or its representatives by or on behalf of such seller or underwriter for use in the preparation of such registration statement; provided, however, that the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such person upon the sale of the Registrable Shares pursuant to the registration statement giving rise to such claim.

(c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and provided, further that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party’s reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; and provided, further, that the indemnified parties shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties’ reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided, further, that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest between such indemnified parties and any other indemnified parties exists in respect of such claims, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnified party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Subsections 9(a) and (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsections 9(a) and (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection 9(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof which is the subject of this Section 9). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 9 to the contrary, no indemnifying party (other than eCost) shall be required pursuant to this Section 9 to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

(e) The provisions of this Section 9 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registrable Shares by any such party.

Section 10. Compliance with Rule 144.

(a) At the request of the Stockholder and if the Stockholder proposes to sell Registrable Shares in compliance with Rule 144 under the Act, or any similar Rule, eCost shall (a) forthwith furnish to the Stockholder a written statement as to its compliance with the filing requirements of the SEC as set forth in such Rule and (b) make such additional filings with the SEC as will enable PC Mall to make sales of Registrable Shares pursuant to such Rule.

(b) With a view to making available to the Stockholder the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Stockholder to sell securities of eCost to the public without registration (“Rule 144”), eCost agrees to (i) comply with the provisions of paragraph (c)(1) of Rule 144; and (ii) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether eCost is then subject to such reporting requirements.

Section 11. Miscellaneous.

(a) Binding and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that the obligation to register Registrable Shares shall be enforceable by direct or remote transferees of Registrable Shares now owned by the Stockholder only if the transfer results from the death of any person, a gift made without consideration or the transfer of all or substantially all of the assets of an entity, by merger, consolidation, asset sale or otherwise. Without limiting the foregoing, any transferee of Registrable Shares must agree in writing to be bound by the provisions of Subsection 6(c) hereof.

(b) Communications from Stockholder. If Shares are owned of record jointly by two or more persons, eCost may rely on any communication signed by one such person. eCost may ignore communications given by persons who purport to own Registrable Shares beneficially unless such communications are confirmed by a record owner, and it may ignore any communications from a record owner that conflict with previously received communications from another person who is at the relevant time also a record owner of the same Registrable Shares.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to choice of law principles, including matters of construction, validity and performance.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ECOST.COM, INC.

By:
Name:
Title:

STOCKHOLDER:

Frank F. Khulusi